Exhibit 99.1

Preliminary First Quarter 2020 Financial Information of PBF Energy Inc.

The preliminary financial data discussed below for PBF Energy Inc. has been prepared by, and is the responsibility of, our management and has not been audited or reviewed by its independent registered public accounting firm. We have provided a range for our current preliminary unaudited estimates of throughput (in barrels per day “bpd”), revenue, net loss, Adjusted fully converted net loss excluding special items, EBITDA, EBITDA excluding special items, Adjusted EBITDA, cash and long-term debt discussed below because our financial closing procedures for the first quarter of fiscal year 2020 are not yet complete and are subject to final adjustments and other developments that may arise between now and the time the financial results for the first quarter of fiscal year 2020 are finalized. The preliminary first quarter estimates are based upon assumptions we believe to be reasonable but include information from third parties that is subject to further review and verification. It is possible that our final reported results may not be within the ranges we currently estimate, and the difference may be material. We expect to report financial results related to the quarter ended March 31, 2020 on or about May 15, 2020.

The following are our current preliminary estimates as of and for the three month period ended March 31, 2020:

•	throughput of between 850,000 bpd and 860,000 bpd;

•	revenue of between $5.00 billion and $5.35 billion;

•	net loss of between $(1,100.0) million and $(1,050.0) million;

•

adjusted fully converted net loss excluding special items of between $(175.0) million and $(125.0) million, EBITDA excluding special items of between $(15.0) million and $0.0 and Adjusted EBITDA of between $(15.0) million and $(3.0) million ( See below for Non-GAAP disclosures including a reconciliation of Adjusted fully converted net loss excluding special items, EBITDA, EBITDA excluding special items and Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure);

•	cash balance of between $675.0 million and $750.0 million; and

•	debt balance of between $3,500.0 million and $3,700.0 million.

Non-GAAP Financial Measures

Special Items

The Non-GAAP measures presented above include EBITDA excluding special items. Special items for the period presented relate to lower of cost or market (“LCM”) inventory adjustments, changes in the Tax Receivable Agreement (“TRA”) liability, debt extinguishment costs and changes in the fair value of contingent consideration. Although we believe that Non-GAAP financial measures, excluding the impact of special items, provide useful supplemental information to investors regarding the results and performance of our business and allow for helpful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Adjusted Fully-Converted Net Income (Loss) and Adjusted Fully-Converted Net Income (Loss) Excluding Special Items

PBF Energy utilizes results presented on an Adjusted Fully-Converted basis that reflects an assumed exchange of all PBF LLC Series A Units for shares of PBF Energy Class A common stock. In addition, we present results on an Adjusted Fully-Converted basis excluding special items as described above. We believe that these Adjusted Fully-Converted measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare PBF Energy results across different periods and to facilitate an understanding of our operating results. Neither Adjusted Fully-Converted Net Income (Loss) nor Adjusted Fully-Converted Net Income (Loss) excluding special items should be considered an alternative to net income presented in accordance with GAAP. Adjusted Fully-Converted Net Income (Loss) and Adjusted Fully-Converted Net Income (Loss) excluding special items presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

EBITDA, EBITDA Excluding Special Items and Adjusted EBITDA

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization), EBITDA excluding special items and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements which may differ from the Adjusted EBITDA definition described below.

EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA, EBITDA excluding special items and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing our senior notes and other credit facilities. EBITDA, EBITDA excluding special items and Adjusted EBITDA should not be considered as alternatives to income from operations or net income as measures of operating performance. In addition, EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of PBF Energy’s control such as changes in tax rates, debt extinguishment costs related to refinancing activities, change in the fair value of contingent consideration and certain other non-cash items. Other companies, including other companies in our industry, may calculate EBITDA, EBITDA excluding special items and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. EBITDA, EBITDA excluding special items and Adjusted EBITDA also have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

The following tables reconcile net income (loss) to EBITDA, EBITDA excluding special items and Adjusted EBITDA:

	(Unaudited, in millions) Three Months Ended March 31, 2020
	Range of Estimated Results
	Low	High
Reconciliation of Net Income (loss) to EBITDA and EBITDA excluding special items:
Net Income (loss)	$(1,100.0)	$(1,050.0)
Depreciation and amortization	120.0	110.0
Interest expense, net	55.0	45.0
Income tax (benefit) expense	(375.0)	(365.0)

EBITDA	$(1,300.0)	$(1,260.0)
Special items:
Add: Non-cash LCM inventory adjustment	1,295.0	1,285.0
Add: Change in TRA liability	15.0	10.0
Add: Debt extinguishment costs	25.0	20.0
Add: Change in contingent consideration	(50.0)	(55.0)

EBITDA excluding special items	$(15.0)	$—

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$(1,300.0)	$(1,260.0)
Add: Stock based compensation	10.0	9.0
Add: Non-cash change in fair value of catalyst obligations	(10.0)	(12.0)
Add: Non-cash LCM inventory adjustment	1,295.0	1,285.0
Add: Change in TRA liability	15.0	10.0
Add: Debt extinguishment costs	25.0	20.0
Add: Change in contingent consideration	(50.0)	(55.0)

Adjusted EBITDA	$(15.0)	$(3.0)

Reconciliation of Net Income (loss) to Adjusted fully converted net income (loss) and Adjusted fully converted net income (loss) excluding special items:

Net Income (loss) attributable to PBF Energy Inc. stockholders	$(1,100.0)	$(1,050.0)
Less: income allocated to participating securities	0.2	0.1

Income (loss) available to PBF Energy Inc. stockholders—basic	(1,100.2)	(1,050.1)
Add: Noncontrolling interest	(15.0)	(10.0)
Less: Income tax benefit (expense)	5.2	2.1

Adjusted fully converted net income (loss)	$(1,110.0)	$(1,058.0)
Special items:
Add: Non-cash LCM inventory adjustment	1,295.0	1,285.0
Add: Change in TRA liability	15.0	10.0
Add: Debt extinguishment costs	25.0	20.0
Add: Change in contingent consideration	(50.0)	(55.0)
Add: Recomputed income taxes on special items	(350.0)	(327.0)

Adjusted fully converted net income (loss) excluding special items	$(175.0)	$(125.0)

Forward Looking Statements

Statements in this Exhibit relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s plans, objectives, expectations and intentions with respect to future earnings and operations. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the SEC, our ability to successfully integrate the recently acquired Martinez refinery into our business and the duration and severity of the COVID-19 pandemic and certain developments in the global oil markets and their impact on global macroeconomic conditions. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.